UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:    August 16, 2007
(Date of earliest event reported)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.

1-11337	INTEGRYS ENERGY GROUP, INC. (A Wisconsin Corporation) 130 East Randolph Drive Chicago, Illinois 60601-6207 (312) 228-5400	39-1775292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On August 16, 2007, Peoples Energy Corporation (“PEC”), a wholly-owned subsidiary of Integrys Energy Group, Inc. (the “Company”), entered into a Stock Purchase Agreement (the “SPA”) with El Paso E&P Company, L.P. (“Buyer”), a wholly-owned subsidiary of El Paso Corporation, pursuant to which PEC has agreed to sell 100% of the equity interests of the oil and natural gas production subsidiary of PEC and the Company to Buyer for a cash purchase price of approximately $877.6 million (assuming a June 30, 2007 working capital balance of approximately $2.6 million).  The purchase price is subject to certain closing and post-closing adjustments, including a working capital adjustment and adjustments for post-June 30, 2007 capital contributions and/or distributions, as well as potential adjustments for certain title, environmental and tax matters.  The effective date of the sale is June 30, 2007 and closing is expected to occur on or about September 30, 2007, subject to normal and customary conditions to closing, including Buyer’s completion of title and environmental due diligence.  El Paso Corporation has provided a guarantee of Buyer's obligations to pay the purchase price under the SPA.

Following the merger with Peoples Energy Corporation on February 21, 2007, the Company classified the operations of PEC's oil and natural gas production subsidiary as discontinued operations and the related assets and liabilities as held for sale.

A copy of the SPA is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The brief summary of the SPA and the transactions contemplated therein set forth above is qualified in its entirety by reference to the SPA filed as an exhibit hereto.  A copy of the Company’s news release announcing the execution of the SPA is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Not applicable.
	(d)	Exhibits. The following exhibits are being filed herewith:
2.1
Stock Purchase Agreement by and between Peoples Energy Corporation and El Paso E&P Company, L.P. dated August 16, 2007. [Schedules and exhibits to this document are not being filed herewith.  The registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.]

		99.1	News Release dated August 17, 2007 reporting execution of the Stock Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRYS ENERGY GROUP, INC. By: /s/ Bradley A. Johnson Bradley A. Johnson Vice President and Treasurer

Date: August 20, 2007

INTEGRYS ENERGY GROUP, INC.

Exhibit Index to Form 8-K
Dated August 16, 2007

Exhibit Number
2.1
Stock Purchase Agreement by and between Peoples Energy Corporation and El Paso E&P Company, L.P. dated August 16, 2007. [Schedules and exhibits to this document are not being filed herewith.  The registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.]

99.1	News Release dated August 17, 2007 reporting execution of the Stock Purchase Agreement.